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                            SUBSCRIPTION AGREEMENT


    THIS AGREEMENT made as of the ____ day of October, 1997.


BETWEEN:


                    FIRST PRUDENTIAL INVESTMENT FUND INC.

                                ("Subscriber")

                                   - AND -


                              GEOGRAPHICS, INC.

                               (the "Company")


                                   - AND -


                               RONALD S. DEANS

                              (the "Principal")


WHEREAS:

1. The Company retained Subscriber to perform certain services for the Company ("the Services"), which services have now been fully performed to the complete satisfaction of the Company;

2. In consideration of the performance of the Services, the Company is indebted to Subscriber in the amount $125,000.00 of lawful money of Canada (the "Services Fee"), which sum is now due and payable to Subscriber;

3. Subscriber wishes to subscribe to the Company for 250,000 common shares in the capital stock of the Company ("the Shares") at a price (the "Subscription Price") equal to the Services Fee;

4. Subscriber wishes to apply the Services Fee to payment of the Subscription Price; and

5. The directors of the Company have by resolution determined that the Subscription Price is the fair equivalent of the money that the Company would have received if the Shares had been issued for money on this date.

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                                    - 2 -


    NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of Subscriber subscribing for and purchasing the Shares and of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree with each other as follows:

1.  SUBSCRIPTION:

    Subscriber hereby subscribes to the Company for the Shares for an aggregate purchase price equal to the Subscription Price, subject to the terms and conditions of this agreement, which subscription the Company hereby accepts.

2.  COMPLETION

    (a) PAYMENT: Subscriber hereby authorizes and directs the Company to apply the Services Fee to the Subscription Price, which authorization and direction the Company hereby accepts in full payment and satisfaction of the Subscription Price.

    (b) DELIVERY OF SHARE CERTIFICATE(S): The Company hereby acknowledges payment for the Shares and agrees to deliver to Subscriber the share certificate(s) in respect of the Shares in the name of Subscriber immediately upon the signing of this agreement. The Company further agrees to deliver the Shares by way of share certificate numbers 03672 to 03721, each representing 5,000 common shares.

3.  REPRESENTATIONS AND WARRANTIES:

    The Company and the Principal (in his personal capacity) hereby jointly and severally represent and warrant to Subscriber that as at the date hereof:

    (a)  RECITALS:  The above recitals to this agreement are true;

    (b) BANKRUPTCY: The Company has not proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property;

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                                    - 3 -


    (c) SUBSISTING CORPORATION: The Company is a corporation duly incorporated and organized, validly subsisting and in good standing under the laws of the State of Wyoming; and is duly authorized and licensed to own its properties, and to carry on its business;

    (d) DUE AUTHORIZATION: The Company has all necessary corporate power and authority to enter into this agreement and to issue the certificate(s) representing the Shares and to carry out its obligations hereunder; and the execution and delivery of this agreement and the consummation of the transaction contemplated hereunder has been duly authorized by all necessary corporate action on the part of the Company;

    (e) ENFORCEABILITY OF OBLIGATIONS: This agreement and each of the Documents will constitute a valid and binding obligation on the Company enforceable against it in accordance with its terms, subject, however, to the limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, re-organization or other laws affecting creditors' rights generally;

    (f) NO CONFLICTING AGREEMENTS: The Company is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree or law which would be violated, contravened, breached by, or under which any obligation would be accelerated or default or termination would occur as a result of the consummation of any of the transactions provided for herein;

    (g) NO FINDER: No broker or finder acted directly for the Company or one or more of its Principals or its shareholders or a shareholder of a shareholder in connection with this agreement or the transaction contemplated thereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission or fee in respect thereof;

    (h) REGISTERED OWNER: First Prudential is, or immediately upon execution of this agreement will be, registered on the records of the Company as the owner of the Shares;

    (i) FULLY PAID: Upon issuance of the Shares to First Prudential, the Shares will be fully paid and non-assessable shares;

    (j)  NO CONTROL BLOCK:  The Shares do not constitute a control block;

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                                    - 4 -


    (k) NO RESTRICTIONS ON TRADING: The Shares are free-trading shares and may be sold by First Prudential on the open market at any time; and, without limiting the generality of the foregoing, there are no undertakings, agreements or other restrictions entered into with any governmental or securities body which restrict the public trading of the Shares by Subscriber or anyone else and, to the best of the knowledge and belief of the undersigned, the public trading of the Shares in Canada or the United States is not prohibited by any federal, provincial or State legislation or regulations of general application;

    (l) SHARES LEGALLY OBTAINED: The Shares have been obtained legally in strict compliance with the rules and regulations of all appropriate governmental and regulatory bodies having jurisdiction.

    (m) NO ADVERSE CLAIMS: There are no adverse claims by any third party in respect of the Shares.

4.  NO ACTION TO PREVENT TRANSFER:

    The Company and the Principal jointly and severally agree that they will not assert any adverse claim in respect of the Shares or otherwise attempt to impede the sale, assignment, transfer or other disposition of the Shares.

5.  NON-MERGER OF REPRESENTATIONS AND WARRANTIES:

    All of the foregoing representations and warranties are or shall be true and correct at the date of this agreement and at the date of the issue of the Shares to Subscriber pursuant to this agreement. Such representations and warranties shall not merge on the closing of the transactions contemplated hereby, shall survive the completion of the sale of the Shares to Subscriber.

6.  ENTIRE AGREEMENT:

    Except as expressly set forth herein, this agreement constitutes the entire agreement between the parties relating to the subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

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                                    - 5 -


7.  SUCCESSORS AND ASSIGNS:

    The provisions of this agreement shall, except as otherwise provide herein, enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns and each and every person so bound shall make, execute and deliver all documents necessary to carry out this agreement.

8.  SEPARATE COUNTERPARTS:

    This agreement may be executed in one or more counterparts each of which when so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same instrument.

9.  EXTENDED MEANINGS AND HEADINGS:

    In this agreement words importing the singular number only shall include the plural and vice-versa and words importing the masculine gender shall include feminine gender and words importing persons shall include firms and
    corporations and vice-versa.   The headings of the paragraphs hereof are
    inserted for convenience of reference only and shall not affect the interpretation or construction of this agreement.

10. ASSIGNMENT:

    This agreement may be assigned by the Subscriber to any successor(s) in title to the Shares.

11. GOVERNING LAW:

    This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and such laws shall govern even where one or more of the parties hereto may at some time in the future become a resident of a different province or country.

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                                    - 6 -


    IN WITNESS WHEREOF the parties hereto have executed this agreement.


SIGNED, SEALED & DELIVERED)
     in the presence of   )
                          )    FIRST PRUDENTIAL INVESTMENT FUND INC.
                          )
                          )
                          )    Per: /s/ Donald Appel
                          )        --------------------------
                          )        Donald Appel, President
                          )
                          )    GEOGRAPHICS, INC.
 /s/ Bruce A.R. Benson    )
                          )
                          )    Per: /s/ Ronald S. Deans
                          )        ----------------------------------
                          )        Ronald S. Deans, Chairman
                          )
                          )
                          )
                          )         /s/ Ronald S. Deans
                                   ----------------------------------
                                   Ronald S. Deans